UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2000

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On September 19, 2000, the Corporation announced it has entered into a share purchase agreement with an institutional investor. Subject to the terms and conditions of this agreement, the Corporation may issue and sell to the investor up to 14,690,000 shares in periodic draw down periods over 24 months, if all associated warrants are exercised.

Overview

The Corporation announced on September 19, 2000 that it has entered into a share purchase agreement with an institutional investor for the future issuance and purchase of the Corporation's common shares. The share purchase agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: the investor has committed to purchase up to 11,300,000 of the Corporation's common shares as it requests over a 24 month period. Approximately monthly, the Corporation may request a draw of a maximum amount equal to 4.5% of the volume-weighted average price for its common shares for the three months immediately preceding its request multiplied by the total trading volume in respect of its common shares for the same period. There is a maximum of 24 drawdowns, and each drawdown must be for at least $250,000. The Corporation is under no obligation to request a draw for any period.

At the end of each ten-day settlement period following the drawdown request, the actual number of shares to be issued is determined based on the volume-weighted average share price during that ten-day period. The Corporation then uses the formulas in the share purchase agreement to determine the number of shares it will issue to the investor in return for that money.

The per share dollar amount the investor pays for the Corporation's common shares for each drawdown includes a 5% discount to the volume-weighted average daily market price of its common shares for the 20-day period after our drawdown request. The Corporation will receive the amount of the drawdown less an escrow agent fee of $1,500 and a finder's fee to Whale equal to 1% of the drawdown amount. The Corporation has issued the investor a warrant to purchase up to 169,500 of its common shares, at an exercise price equal to 105% of the average closing bid prices of the common shares on Nasdaq on the 15 trading days immediately prior to the initial closing date, as defined in the share purchase agreement.

Each time that the investor purchases common shares pursuant to the share purchase agreement, it will receive a warrant to purchase up to a number of shares equal to 1.5% of the common shares purchased by it. These warrants will have an exercise price equal to 105% of the volume-weighted average of the purchase prices of the common shares on Nasdaq during the applicable ten-day settlement period, and will be exercisable for a period of three years from the date of issuance. In addition, each time that the investor purchases common shares pursuant to the share purchase agreement, it will receive a warrant certificate to purchase up to a number of common shares equal to 25% of the aggregate purchase price of the shares purchased, divided by the volume-weighted average of the purchase prices during the applicable ten-day settlement periods. The warrants will be exercisable for a period of 35 calendar days from the date of issuance, at an exercise price of the volume-weighted average of the purchase prices of the common shares during the ten-day settlement period.

In addition, each time that the investor purchases common shares pursuant to the share purchase agreement, Whale will receive a warrant to purchase up to a number of common shares equal to 1% of the common shares purchased by the investor on such date. These warrants will have an exercise price equal to 105% of the volume-weighted average prices of the common shares on Nasdaq during the applicable ten-day settlement period, and will be exercisable for a period of three years from the date of issuance.

All of the common shares issuable upon exercise of the warrants to be issued to the investor are included in the registration statement to be registered with the Securities and Exchange Commission.

The Corporation is registering the maximum number of shares that it can require the investor to purchase under the share purchase agreement, which is 11,300,000 shares, as well as 3,164,000 shares underlying the warrants for common shares delivered and to be delivered to the investor if the Corporation requires it to purchase all of the shares that can be purchased under the share purchase agreement. The aggregate number of shares the Corporation could issue pursuant to the share purchase agreement and pursuant to the exercise of the warrants issued and to be issued pursuant to the share purchase agreement could be limited by a provision of the share purchase agreement that is designed to comply with a listing requirement of Nasdaq. The share purchase agreement requirement prevents the Corporation from issuing pursuant to the share purchase agreement and the warrants more than 19.99% of the Corporation's outstanding common shares on the closing date of the share purchase agreement without prior shareholder approval.

The Drawdown Procedure and the Share Purchases

The Corporation may request a drawdown by faxing a drawdown notice to the investor, stating the amount of the drawdown it wishes to exercise and, if it wishes to do so, the minimum threshold price at which it is willing to sell the common shares.

Amount of the Draw

No draw can exceed the capped amount that is derived from the following formula:

Total trading volume on Nasdaq for the three months immediately preceding the Corporation's request for the drawdown;

multiplied by

4.5% of the volume-weighted average price of our common shares for the three months immediately preceding our request for the drawdown.

The lesser of the drawdown request and the capped amount is reduced by 1/20 for every day in the 20 trading days after the drawdown request that the volume-weighted average daily price for a trading day is below the threshold price set by the Corporation in the request. If the Corporation set a threshold price, and the daily price for a day is below the threshold price, the Corporation will not issue any shares and the investor will not purchase any shares for that day. Thus, if the Corporation sets a threshold price too high and its share price does not consistently meet that level during the 20 trading days after the drawdown request, the amount the Corporation can draw and the number of shares it issues to the investor will be reduced. On the other hand, if the Corporation sets a threshold price too low and its share price falls significantly but stays above the threshold price, it will be able to draw the lesser of its draw request and the capped amount, but it will have to issue a greater number of shares to the investor at the reduced price. The Corporation cannot make another drawdown request until approximately one month following a drawdown request it has already made.

Number of Shares

The 20 trading days immediately following the drawdown notice are also used to determine the number of shares the Corporation will issue in return for the money provided by the investor, and thus the price per share the investor will pay for the shares.

To determine the number of common shares the Corporation must issue in connection with a drawdown, take 1/20 of the drawdown amount determined by the formulas above, and for each of the 20 trading days immediately preceding the request for the drawdown, divide the drawdown amount by 95% of the volume-weighted average daily trading price of the Corporation's common shares for that day. The 95% accounts for the investor's 5% discount. The sum of these 20 daily calculations produces the number of common shares the Corporation will issue, unless the volume-weighted average daily price for any given trading day is below a threshold amount it has set, or unless trading of its common shares is suspended for more than three hours on the trading date; in either case that day is ignored in the calculation. The price per share the investor ultimately pays is determined by dividing the final drawdown amount by the number of shares the Corporation issues to the investor.

Necessary Conditions Before the Investor is Obligated to Purchase the Shares

The following conditions must be satisfied before the investor is obligated to purchase the common shares that the Corporation wishes to sell from time to time:

     1) a registration statement for the shares must be declared effective by the Securities and

    Exchange Commission and must remain effective and available as of the drawdown settlement date for making resales of the common shares purchased by the investor;

     2) there can be no material adverse effect in the Corporation's business, operations,

    properties, prospects or financial condition;

     3) the Corporation must not have merged or consolidated with or into another company or transferred all or substantially all of its assets to another company, unless the acquiring company has agreed to honor the share purchase agreement;

    4) no statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits consummation of the transactions contemplated by the share purchase agreement;

     5) no litigation or proceeding nor any investigation by any governmental authority can be pending or threatened against the Corporation or the investor seeking to restrain, prevent or change the transactions contemplated by the share purchase agreement or seeking damages in connection with such transactions; and

     6) trading in the Corporation's common shares must not have been suspended by the

    Securities and Exchange Commission or Nasdaq, nor will minimum prices have been established on securities whose trades are reported by Nasdaq.

On each drawdown settlement date for the sale of common shares, the Corporation must deliver opinions from its counsel about certain specified matters.

A further condition is that the Corporation may not purchase pursuant to the share purchase agreement and the investor and Whale may not purchase pursuant to the exercise of warrants issued and to be issued in connection with this facility more than an aggregate of 19.99% of the Corporation's common shares issued and outstanding on the initial closing date, as defined, without the Corporation first obtaining approval from shareholders for such excess issuance.

Restrictions on Future Financings

The share purchase agreement limits the Corporation's ability to raise money by selling its securities pursuant to another equity line type arrangement or at a discount to market price pursuant to a Form S-3 shelf registration statement until the earlier of 24 months from the effective date of the registration statement to be filed, or the date which is 60 days after the investor has purchased the maximum of 11,300,000 common shares from the investor under the share purchase agreement.

Termination of the Share Purchase Agreement

The investor may terminate the equity draw down facility under the share purchase agreement if any of the following events occur: the Corporation suffers a material adverse change in its business, operations, properties, prospects or financial condition; the Corporation's common shares are delisted from Nasdaq, unless such delisting is in connection with the listing of such shares on a comparable stock exchange in the United States; or the Corporation files for protection from creditors.

See press release attached as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Information and Exhibits

EXHIBITS.

(c) Exhibits

99.1 Press Release issued by Corel Corporation on September 19, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 28, 2000

COREL CORPORATION

(Registrant)

By:	/s/John Blaine

John Blaine
Chief Financial Officer, Executive Vice President Finance and Treasurer
(Principal Accounting Officer)